Exhibit 1

Attorney's Certification

I the undersigned, Yoav Caspi, MIFALEI SDOT-YAM AGRICULTURAL COOPERATIVE SOCIETY LTD.'s Attorney, hereby certify as follows:

1.	The above composition of signatures is binding on MIFALEI SDOT-YAM AGRICULTURAL COOPERATIVE SOCIETY LTD. in respect of the attached report.

2.
The above authorized signatories signed this document before me and were identified by me in person according to an identity card, as required by and in accordance with the Prohibition on Money Laundering Law, 5760-2000 and the orders pursuant thereto.

3.
The resolution concerning MIFALEI SDOT-YAM AGRICULTURAL COOPERATIVE SOCIETY LTD.'s authorized signatories was duly adopted, in accordance with MIFALEI SDOT-YAM AGRICULTURAL COOPERATIVE SOCIETY LTD.'s incorporation documents.

February 14, 2013	/s/ Yoav Caspi
Date	Yoav Caspi, Adv.
Lic. No. 24273
Attorney (signature & stamp)